                                                                     EXHIBIT 5.1

                                  June 7, 2004

ServiceWare Technologies, Inc.
One North Shore Center
12 Federal Street, Suite 503
Pittsburgh, PA  15212

           Re: ServiceWare Technologies, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request we have examined the Registration Statement on Form S-1 filed by ServiceWare Technologies, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 33,815,406 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (i) issued by the Company upon the conversion of certain convertible promissory notes of the Company, (ii) issued to certain purchasers of stock in a private placement closed as of January 30, 2004, and (iii) issuable by the Company upon the exercise of warrants issued to the purchasers in the Company's January 30, 2004 private placement.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

         Upon the basis of the foregoing, it is our opinion that the Common Stock issued by the Company to the noteholders upon the conversion of the convertible promissory notes, to the purchasers in the private placement and upon exercise of the warrants are and will be legally issued, fully-paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                Yours truly,


                                ELLIS, FUNK, GOLDBERG, LABOVITZ
                                & DOKSON, P.C.


                                By:       /s/ Robert B. Goldberg
                                    ----------------------------------------
                                         Robert B. Goldberg